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                                 EXHIBIT 10.78

                          LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT, dated as of the 25th day of January 1996, is made by and between THE RIGGS NATIONAL BANK OF WASHINGTON, D.C., a national banking association (the Lender), VERSAR, INC., a Delaware corporation (the Parent), VERSAR OF OHIO, INC., an Ohio corporation (Ohio), VERSAR RISK MANAGEMENT, INC., a New York corporation (VRMI), and GEOMET TECHNOLOGIES, INC., a Delaware corporation (GEOMET), and any Subsidiary that subsequently becomes a party to this Agreement in accordance with the provisions set forth below (with the Parent, Ohio, VRMI, GEOMET and any such Subsidiary being referred to collectively as the Borrowers, and individually, a Borrower).

                                    RECITALS

         A. The Parent owns 100% of the capital stock of the other Borrowers. The Borrowers are engaged in business on a consolidated and integrated basis, and the Borrowers' integrated operations include applying for and making use of credit on a joint basis. Each Borrower derives substantial direct and indirect benefits from its relationships with the other Borrowers, including the benefits of enhanced credit availability.

         B. The Lender has agreed to make the Loans (hereinafter defined) provided for in this Agreement available to the Borrowers on a group basis such that each Borrower is jointly and severally liable for all amounts owing in connection with the financing, regardless of which Borrower actually receives the Loan proceeds. The Lender is unwilling to provide this or similar financing to the Borrowers on an individual basis. Consequently, the Loans provided by this Agreement would be unavailable to the individual Borrowers unless all participated in concert hereunder.

         C. In light of the foregoing, the Borrowers have joined together as a syndicate or joint enterprise for the purpose of obtaining the benefit of the extensions of credit under this Agreement. All parties to this Agreement acknowledge and agree that the Lender has been induced to enter into this Agreement and to extend credit under this Agreement in reliance upon the joint and several liability of the Borrowers. Each Borrower acknowledges and agrees that it is jointly and severally liable for all borrowings by the group or any of its members under this Agreement, regardless of whether such Borrower receives any portion of the proceeds of a particular borrowing.

         D. As one of the conditions for extending such credit to all of the Borrowers jointly and severally, the Lender has required, and the Borrowers have agreed, that the Borrowers shall grant a perfected lien and security interest in the Collateral of all the Borrowers as described in Section 3.1 of this Agreement.

         Accordingly, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Lender and the Borrowers agree as follows:

         Section 1. Definitions. As used in this Agreement, the following terms shall have the meanings assigned to them below, which meanings shall be equally applicable to the singular and plural forms of the terms defined.

         "Accounts Receivable" means, collectively, and includes all of the following, whether now owned or hereafter acquired by any Borrower: all property included within the definitions of "accounts," "chattel paper," "documents" and "instruments" set forth in the UCC; all present and future rights to payments for goods sold or leased or for services rendered, whether or not represented by instruments or chattel paper, and whether or not earned by performance; contract rights; all present and future rights to payments for computer software,





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computer hardware or computer systems sold, leased or licensed; proceeds of any letter of credit of which any Borrower is a beneficiary; all forms of obligations whatsoever owed to any Borrower, together with all instruments and documents of title representing any of the foregoing; all rights in any goods that any of the foregoing may represent; any and all rights in any returned or repossessed goods; and all rights, security and guaranties with respect to any of the foregoing, including, without limitation, any right of stoppage in transit.

         "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of common stock, by contract or otherwise.

         "Aging" means a schedule of all outstanding Receivables (including separate itemizations of notes and leases) of the Borrowers showing the initial invoice date of each Receivable and the age of the Receivables in intervals of 30 days.

         "Agreement" means this Loan and Security Agreement, as the same may be amended, modified or supplemented from time to time.

         "Assignment of Claims Act" means, collectively, the Assignment of Claims Act of 1940, as amended, 31 U.S.C. Section 3727, 41 U.S.C. Section 15, any applicable rules, regulations and interpretations issued pursuant thereto, and any amendments to any of the foregoing.

         "Assumption Agreement" means each Assumption Agreement, substantially in the form of Exhibit A attached to this Agreement, executed by a Subsidiary that becomes a party to this Agreement, the Revolving Note, and the other Loan Documents in accordance with the provisions of Section 8.3 below.

         "Borrowing Base" means, at the time in question, 80% of Eligible Billed Receivables; provided, however, that the Borrowing Base shall be reduced by an amount equal to the aggregate of the face amounts of letters of credit issued by the Lender for the account of any Borrower, whether such letters of credit are now outstanding or hereafter issued.

         "Borrowing Base Certificate" means a certificate of the Parent containing a computation of the Borrowing Base and certifying that no Default or Event of Default has occurred and is continuing, in form and substance satisfactory to the Lender.

         "Borrowers" has the meaning ascribed to such term in the first paragraph hereof.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State.

         "Capital Lease" means any lease that has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Cash Flow" means, for any fiscal period, the sum of (a) Net Income of the Borrowers, plus (b) to the extent deducted in determining Net Income, interest expense, rent expense, operating lease payments, amortization and depreciation.

         "Closing" means the initial disbursement of the Loans.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.





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         "Collateral" means, collectively, and includes all Accounts
Receivable, Equipment, General Intangibles, Inventory and all other property of the Borrowers in which a Lien is granted to the Lender pursuant to this Agreement or any other Loan Document.

         "Covenant Compliance Certificate" means a certificate executed by the chief financial officer of the Parent, substantially in the form of Exhibit B attached to this Agreement, containing a calculation of the financial covenants contained in Section 7 hereof and certifying that no Default or Event of Default has occurred and is continuing.

         "Current Assets" means, at any date, the aggregate amount of all consolidated assets of the Parent and its Subsidiaries (including, but not limited to, cash, marketable securities, Accounts Receivable and Inventory) that would be classified as consolidated current assets, all as determined in accordance with GAAP.

         "Current Liabilities" means, at any date, the aggregate amount of all consolidated liabilities of the Parent and its Subsidiaries (including tax and other proper accruals) that would be classified as consolidated current liabilities, determined in accordance with GAAP.

         "Customer" means any Person obligated on a Receivable.

         "DCAA" means the Defense Contract Audit Agency and any successor thereto.

         "Debt" means, collectively, and includes, with respect to any specified Person (a) indebtedness or liability for borrowed money or for the deferred purchase price of property or services; (b) obligations as a lessee under a Capital Lease; (c) obligations to reimburse the issuer of letters of credit or acceptances; (d) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss; (e) obligations under interest rate swap agreements or similar agreements; and (f) obligations secured by any Lien on property owned by the specified Person, whether or not the obligations have been assumed.

         "Default" means any event that, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

         "Eligible Billed Receivables" means Eligible Receivables that have been billed to the appropriate Customer and are aged less than 90 days from the date of the initial invoice. For the purposes of this definition, the term "initial invoice" shall mean the first invoice relating to the applicable goods or services, and not any subsequent invoice relating thereto.

         "Eligible Receivables" means Accounts Receivable of any Borrower (a) that represent valid obligations incurred by a Customer for goods shipped or delivered or services completed under valid contracts of sale, lease or service that have been formally awarded to a Borrower and for which all required contract documents have been executed by the Customer and a Borrower and, in the case of Accounts Receivable owed by the Government, for which funds have been appropriated and allocated; (b) on which the Customer is not an Affiliate or Subsidiary of such Borrower; (c) with respect to which such Borrower has no knowledge or notice of any inability of the Customer to make full payment; (d) from the face amounts of which have been deducted all payments, setoffs, amounts subject to adverse claims made in writing to such Borrower, contractual allowances, bad debt reserves and other credits applicable thereto; (e) that are subject to no Liens other than those permitted by this Agreement; (f) that continue to be in full conformity with the representations and warranties made by such Borrower to the Lender in this Agreement; (g) with respect to which the Lender is and continues to be satisfied with the credit standing of the Customer; (h) on which the Customer is not a creditor of such Borrower; (i) on which the Customer is not a foreign government or an entity organized and existing under





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the laws of a country other than the United States; (j) in which the Lender has a perfected, first priority security interest; (k) that is payable in United States Dollars in the United States; and (l) that does not arise out of a bill and hold sale, a guaranteed sale, a sale and return, a sale on approval or a consignment transaction; provided, however, and without limiting any other provisions of this Agreement with respect to the exclusion of Receivables from the category of Eligible Receivables and the Borrowing Base, that (1) if the Lender reasonably determines that the collectibility of any Receivable makes it unacceptable for inclusion in the Borrowing Base and gives written notice to such Borrower indicating the reasons for such determination, then such Receivable shall thereafter be excluded from the category of Eligible Receivables, (2) if more than 50% of the aggregate face amount of Receivables owed by a Customer are aged more than 90 days from the dates of the initial invoices, then all Receivables owed by such Customer shall be included in a separate line item on the Borrowing Base Certificate and, at the Lender's option, shall be excluded from the category of Eligible Receivables, and (3) in no case shall Eligible Receivables include any Accounts Receivable representing or arising out of retainages, holdbacks, revenues recognized or costs incurred in excess of approved or allowed reimbursement rates, cost overruns, unauthorized work or work beyond the scope of a contract, rebillings or contracts secured by surety bonds.

         "Equipment" means, collectively, and includes all of the following, whether now owned or hereafter acquired by any Borrower: all items that are included within the definitions of "equipment" and "fixtures" as set forth in the UCC, including, without limitation, computer software, computer hardware, computer systems, furniture, machinery, vehicles and trade fixtures, together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" means any of the events specified as an "Event of Default" under this Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Fixed Charges" means, for any fiscal period, the sum of interest expense, rent expense and payments due under operating leases, all as determined in accordance with GAAP.

         "GAAP" means generally accepted accounting principles consistently applied.

         "General Intangibles" means collectively and includes all of the following, whether now owned or hereafter acquired by any Borrower: all property that is included within the definition of "general intangibles" as set forth in the UCC; choses in action, causes of action and all other intangible property of every kind and nature, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, good will, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, rights of claims against carriers and shippers, leases and rights to indemnification.

         "Government" means the United States of America or any agency or instrumentality thereof.

         "Guaranty Agreement" means the Guaranty Agreement, of even date herewith, from the Borrowers in favor of the Lenders, pursuant to which the Borrowers guarantee the payment of the Sarnia Term Note, as such Guaranty Agreement may be amended, modified or supplemented from time to time.

         "Increased Costs" means any reserve, special deposit, capital adequacy guideline or similar requirement relating to any extensions of credit or other assets of the Lender, or the deposits with or other liabilities of the Lender, that (a) is imposed as a result of any Regulatory Change or as a result of the application of existing capital adequacy guidelines (including, without limitation, any Regulatory Change or capital adequacy guideline





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that requires that lines of credit established by the Lender be classified as
"risk assets" for purposes of, or otherwise be subject to the provisions of, any capital adequacy guidelines applicable to the Lender), and (b) increases the cost to the Lender of making, issuing or maintaining any Loan, reduces the amount receivable by the Lender in connection with any Loan, or reduces the rate of return on the Lender's capital as a consequence of its obligations under this Agreement.

         "Interest Payment Date" means the first day of each month.

         "Inventory" means, collectively, and includes all of the following, whether now owned or hereafter acquired by any Borrower: all property included within the definition of "inventory" set forth in the UCC; all goods, computer software, computer hardware or computer systems held or intended for sale, lease or licensing by any Borrower or furnished or to be furnished under contracts of sale, leasing, licensing or service or used or consumed in the business of any Borrower; and all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the manufacture, packing, shipping, advertising or sale of any such goods.

         "Lender" has the meaning ascribed to such term in the first paragraph hereof.

         "Leverage Ratio" means, at any time, the ratio of Total Liabilities to Tangible Net Worth.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement, or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

         "Loans" means the loans to be made to the Borrowers by the Lender pursuant to this Agreement.

         "Loan Documents" means this Agreement, the Revolving Note, the Guaranty Agreement and any other document now or hereafter executed or delivered in connection with the Obligations, in evidence thereof or as security therefor, including, without limitation, any life insurance assignment, pledge agreement, security agreement, deed of trust, mortgage, promissory note or subordination agreement.

         "Maximum Amount" means $3,000,000, provided, however, that the Maximum Amount shall be reduced by an amount equal to the aggregate of the face amounts of letters of credit issued by the Lender for the account of any Borrower, whether such letters of credit are now outstanding or hereafter issued.

         "Net Income" means consolidated gross revenues of the Borrowers less all operating and non-operating expenses of the Borrowers, including all charges of a proper character and all taxes on income, with all of the foregoing accounting terms being determined in accordance with GAAP, but excluding from the foregoing computation any non-cash gain or loss of an extraordinary nature.

         "Obligations" means the Loans, the Revolving Note, the Sarnia Term Note, the Guaranty Agreement, all indebtedness and obligations of the Borrowers under this Agreement and the other Loan Documents, as well as all other obligations, indebtedness and liabilities of the Borrowers to the Lender, now existing or hereafter arising, of every kind and description, whether or not evidenced by notes or other instruments, and whether such obligations, indebtedness and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, related or unrelated to the Loans, similar or dissimilar to the indebtedness arising out of this Agreement, of the same or a different class of indebtedness as the indebtedness arising out of this Agreement, including, without limitation, any overdrafts in any deposit account maintained by any Borrower with the Lender, all obligations of any





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Borrower with respect to letters of credit issued by the Lender for the account of any Borrower, any indebtedness of any Borrower that is assigned to the Lender and any indebtedness of any Borrower to any assignee of this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

         "Permitted Acquisition" means any transaction in which a Borrower or a Subsidiary acquires all or substantially all of the assets or outstanding capital stock of any Person or merges or consolidates with any Person, provided that (a) after giving effect thereto, no Default or Event of Default shall occur, (b) the surviving entity, if not a Borrower, shall become a Borrower under the terms of this Agreement within five Business Days after the consummation of such transaction, (c) such transaction must be approved by the Lender, which approval shall be subject to the review by the Lender of all documentation and financial analysis related to the transaction as the Lender shall reasonably require, and shall be granted or denied within 30 Business Days after the Lender has received such documentation and analysis.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Prime Rate" means the rate of interest reported in The Wall Street Journal newspaper in its "Money Rates" column as the "Prime Rate" and, if more than one rate or a range of rates is reported as the "Prime Rate," the higher or highest such rate, changing when and as such rate shall change. If The Wall Street Journal shall cease to publish the "Prime Rate," then "Prime Rate" shall mean that rate announced by the Lender from time to time as its prime rate of interest. The Prime Rate (determined by either method) is established from time to time by the Lender and recorded in its Central Credit Administration Division as a reference for fixing the lending rate on commercial loans, adjusted daily when and as such rate is changed, is not necessarily the lowest rate of interest charged by the Lender on loans to its customers. Each Borrower acknowledges that, with respect to all matters relevant hereto, a certificate signed by an officer of the Lender setting forth the Prime Rate in effect on any applicable date shall be binding and conclusive.

         "Receivables" means the Accounts Receivable and the General
Intangibles.

         "Regulatory Change" means any change, after the date of this Agreement, in any federal or state laws, rules and regulations, or interpretations thereof, or the adoption after the date of this Agreement of any rules, interpretations, directives or requests, applying to a class of financial institutions including the Lender, under any federal or state laws or regulations by any court or regulatory authority charged with the interpretation or administration thereof.

         "Revolving Note" means a promissory note, in form and substance satisfactory to the Lender, in the original principal amount of $3,000,000, and evidencing the obligation of the Borrowers to pay the principal amount of the Loans, together with interest on the Loans, as such promissory note may be amended, modified, supplemented or replaced from time to time. The term "Revolving Note" also shall include any promissory note executed and delivered by the Borrowers in connection with an extension of the Termination Date, an increase in the Maximum Amount or any other amendment to this Agreement regarding the Loans.

         "Sarnia" means Sarnia Corporation, a Virginia corporation.

         "Sarnia Term Note" means the $1,500,000 Term Note of even date herewith, made by Sarnia and payable to the Lender, as amended, modified, supplemented or replaced from time to time.

         "State" means the Commonwealth of Virginia.





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         "Subsidiary" means a corporation of which shares of stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by the Borrowers or any one or more of them.

         "Tangible Net Worth" means, at any date, all amounts that, in accordance with GAAP, would be included under stockholders' equity on the consolidated balance sheet of the Parent and its Subsidiaries at such time; provided that, in any event, such amounts are to be net of amounts carried on the books of the Parent and its Subsidiaries for (a) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to the date of this Agreement; (b) treasury stock; (c) unamortized debt discount expense;
(d) any cost of investments in excess of the value of net assets acquired at any time of acquisition by the Borrowers; (e) loans or advances to, or Receivables due from, any Affiliate or Subsidiary of the Borrowers, or directors, officers, employees or shareholders of the Borrowers, any Affiliate of the Borrowers or any Subsidiary; (f) investments in non-marketable securities and (g) net leasehold improvements, patents, patent applications, copyrights, trademarks, trade names, good will, research and development costs, organizational expenses, capitalized software costs and other like intangibles.

         "Termination Date" means December 31, 1996, and any extension or extensions thereof granted by the Lender in its sole discretion.

         "Total Liabilities" means, at any date, the sum of (a) the consolidated liabilities of the Parent and its Subsidiaries (including tax and other proper accruals), computed in accordance with GAAP, and (b) the amount of principal and interest outstanding under the Sarnia Term Note.

         "UCC" means the Uniform Commercial Code as adopted in the State, and all amendments thereto.

         Section 2.        Loans.

         Section 2.1.      Amount and Borrowing Procedure.

                  (a) Subject to the terms and conditions of this Agreement, the Lender agrees to make Loans to the Borrowers, or any one or more of them, from time to time until the Termination Date in an aggregate principal amount not to exceed the Maximum Amount at any one time outstanding. Up to the Maximum Amount, the Borrowers may borrow, repay without penalty and re-borrow hereunder from the date of this Agreement until the Termination Date; provided, however, that no Loan will be disbursed by the Lender if, after such disbursement, the aggregate principal amount of the Loans would exceed the Borrowing Base.

                  (b) The Borrower shall immediately prepay the Loans to the extent that the aggregate unpaid principal balance of the Loans at any time exceeds the Borrowing Base.

                  (c) The proceeds of the Loans shall be used for short-term working capital purposes and no other purpose. The initial Loan shall be applied at the Closing to repay in full the Debt outstanding under the Borrowers' existing line of credit with the Lender, and such existing line of credit shall be terminated.

                  (d) The Parent may request that a Loan be made, which request may be in writing or by telephone and made or signed by those individuals designated by the Parent from time to time, in written instruments delivered to the Lender, as authorized to make such requests (a "Request"); provided, however, that the Borrowers shall remain liable with respect to any Loan disbursed by the Lender in good faith hereunder, even if such Loan is requested by an individual who has not been so designated. Any Request for a Loan must be received by the Lender no later than 2:00 p.m. (Washington, D.C.
time) on the date on which the Loan is to be made. Each Request must specify the amount of the Loan and, at the option of the Lender, shall be





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accompanied by a current Borrowing Base Certificate and a current Aging.
Requests made by telephone shall be confirmed in writing and delivered to the Lender, together with the current Borrowing Base Certificate and the current Aging, within five Business Days after the date of the request. Each Borrower appoints the Parent as its agent to receive the proceeds of the Loans on behalf of the Borrowers. The proceeds of the Loans shall be credited to a deposit account maintained with the Lender by the Parent. The Parent agrees to distribute the proceeds of such Loans among the Borrowers for the purposes contemplated by this Agreement. The Parent agrees to confirm in writing from time to time, when and as requested by the Lender, the purpose for which the proceeds of each Loan were used.

                  (e) The unpaid principal balance of the Loans shall bear interest at a rate per annum equal to the Prime Rate plus 1/2 of 1%. Payments of interest on each Loan shall be made on each Interest Payment Date beginning on the Interest Payment Date next succeeding the date of disbursement of such Loan.

                  (f) The obligation of the Borrower to repay the Loans, together with interest thereon, shall be evidenced by the Revolving Note. The unpaid principal balance of the Revolving Note shall be payable on demand, or if demand by the Lender is not sooner made, on the Termination Date. The Borrowers acknowledge and agree that the enumerated Events of Default in this Agreement are merely examples of the types of occurrences that may cause the Lender to make a demand for payment, and neither they nor any other provision of this Agreement shall alter or limit the right of the Lender to demand payment of the Revolving Note at any time.

                  (g) The Borrowers and the Lender from time to time may agree to extend the Termination Date or increase the amount of credit to be provided under this Agreement, or both. During any such periods of extension, the remaining terms and conditions of this Agreement shall remain in full force and effect, and the Borrowers shall execute and deliver any amendments or modifications to the Loan Documents as the Lender may require in connection with any such extension or increase. Nothing in this Section 2.1(g) shall obligate the Lender to grant such extensions or to increase the amount of credit provided under this Agreement.

         Section 2.2. Commitment Fee. The Borrowers agree to pay to the Lender in consideration of the Loans, on the first day of each calendar quarter, beginning on April 1, 1996, and on the Termination Date, a commitment fee of 1/4 of 1% per annum of the average daily amount of the difference between the Maximum Amount and the aggregate unpaid principal amount of the Loans outstanding on each day during the preceding calendar quarter. The commitment fee shall commence to accrue as of the date of this Agreement and shall cease to accrue on the Termination Date.

         Section 2.3. Payments and Computations. All payments due under this Agreement (including any payment or prepayment of principal, interest, fees and other charges) or with respect to the Revolving Note or the Loans shall be made in lawful money of the United States of America, in immediately available funds, without defense, setoff or counterclaim, to the Lender at its office at 808 17th Street, N.W., Washington, D.C. 20006, or at such other place as the Lender may designate, and shall be applied first to accrued fees, next to accrued late charges, next to accrued interest and then to principal. If any payment of principal, interest or fees is due on a day other than a Business Day, then the due date will be extended to the next succeeding full Business Day and interest and fees will be payable with respect to the extension. If any payment of principal, interest or fees is not made within ten days of its due date, the Borrowers agree to pay to the Lender a late charge equal to 5% of the amount of the payment. Upon the occurrence of an Event of Default and during the continuation of such Event of Default, interest shall accrue on the Loans at a per annum rate of 2% above the rate of interest that otherwise would be applicable. The rate at which interest accrues on the unpaid principal balance of the Loans shall be changed effective as of the date of any change in the Prime Rate. Interest and fees shall be computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed.
The Lender may, but shall not be obligated to, debit the amount of any payment due under this Agreement to any deposit account of any Borrower maintained with the Lender. No setoff, claim, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature that any Borrower has or may have against the Lender (other than the defense of payment) shall be available against the Lender in any suit or action brought by the Lender to enforce this Agreement or any other Loan Document. The foregoing shall not be construed as a waiver by any Borrower of any rights or claims that any Borrower may have against the Lender, but any recovery upon such rights and claims shall be had from the Lender separately, it being the intent of this Agreement and the other Loan Documents that the Borrowers shall be obligated to pay, absolutely and unconditionally, all amounts due hereunder and under the other Loan Documents.

         Section 2.4. Increased Costs. If, as a result of any Regulatory Change or for any other reason, the Lender incurs Increased Costs, the Borrowers agree to pay such Increased Costs to the Lender within ten Business Days after receipt by the Borrowers of the Lender's invoice therefor. The invoice will be accompanied by a written statement of the Lender setting forth the basis of the calculation of the Increased Costs. The Lender's calculation shall include reasonable averaging and attribution methods to determine the Increased Costs attributable to the Loans.

         Section 3. Covenants, Representations and Other Terms Regarding Collateral.

         Section 3.1. Security Interest. To secure the Obligations, each Borrower grants to the Lender, its successors and assigns, a security interest in the Accounts Receivable, the Equipment, the General Intangibles and the Inventory, all additions and accessions thereto and replacements thereof, all proceeds and products thereof, all books of account and records, including all computer software relating thereto, all policies of insurance on any property of each Borrower and all proceeds of such policies, all deposits of each Borrower (general or special, time or demand, provisional or final) at any time maintained with or held by the Lender or its Affiliates, including any certificates of deposit, and all instruments, investments or securities held for each Borrower, and all indebtedness owed to each Borrower by the Lender or any of its Affiliates.

         Section 3.2.      Receivables.

                  (a) Each Borrower represents and warrants as to each and every Eligible Receivable now existing that: (1) it is a bona fide existing obligation, valid and enforceable against the Customer, for goods sold or leased or services rendered in the ordinary course of business; (2) it is subject to no dispute, defense or offset except as disclosed in writing to the Lender; (3) all instruments, chattel paper and other evidences of indebtedness, issued to any Borrower with respect to any Receivable have been delivered to the Lender, and, together with all supporting documents delivered to the Lender, are genuine, complete, valid and enforceable in accordance with their terms; (4) it is not subject to any discount, allowance or special terms of payment except as disclosed in writing to the Lender or as permitted by Section 3.2(b) below; (5) the security interest in any collateral securing the Receivables is a perfected, first priority security interest; and (6) it is not and shall not be subject to any prohibition or limitation upon assignment.
Each Borrower covenants and agrees that each Eligible Receivable arising after the date of this Agreement will be in conformance with the foregoing representations.

                  (b)      The Borrowers shall immediately notify the Lender of
(1) any dispute in excess of $250,000 with a Customer, and (2) the bankruptcy, insolvency, receivership, assignment for the benefit of creditors or suspension of business of any such Customer of which any Borrower has knowledge. No Borrower shall compromise or discount any Receivable without the prior written consent of the Lender except for (i) ordinary trade discounts or allowances for prompt payment, and (ii) prior to the occurrence of a Default or an Event of Default, such compromises or discounts that, after giving effect thereto, will not cause the Borrowing Base to be less than the aggregate unpaid principal balance of the Loans then outstanding.

                  (c) Payments on all Receivables owing by the Government shall be made to the Lender at its Secured Lending Division located at 808 17th Street, N.W., B1, Washington, D.C. 20006. The Parent has established a lockbox for the account of the Borrowers with the Lender and shall direct all other Customers to make payments on Receivables to such lockbox by printing such direction on all invoices given to Customers. The Borrowers also shall remit to such lockbox or deliver to the Lender all payments on Receivables received by any Borrower. Such payments shall be remitted or delivered in their original form on the day of receipt. All notes, checks and other instruments so received by any Borrower shall be duly endorsed to the order of the Lender. The payments remitted to the lockbox and all payments delivered to the Lender shall be credited to a cash collateral account maintained by the Lender in the name of the Parent over which the Lender shall have the exclusive power of withdrawal. After final collection, funds credited to the cash collateral account shall be applied to the payment of the Obligations, and any excess collected funds remaining after the Obligations are paid in full shall be transferred to the Parent's operating account with the Lender. If a Default or an Event of Default shall occur and be continuing, then, at the option of the Lender, all funds in the cash collateral account shall be retained in the cash collateral account and be held as security for the Obligations, and funds in the cash collateral account may be applied to the Obligations by the Lender from time to time, whether or not such Obligations are then due.

                  (d) Upon the occurrence of a Default or an Event of Default, the Lender shall have the right to notify Customers of its security interest in the Receivables and require payments to be made directly to the Lender, and, to facilitate direct collection, the Lender shall have the right to take over the Borrowers' post office boxes or make other arrangements, with which the Borrowers shall cooperate, to receive the Borrowers' mail.

                  (e) The Borrowers shall execute all other agreements, instruments and documents and shall perform all further acts that the Lender may require with respect to Receivables owing by the Government to ensure compliance with the Assignment of Claims Act.

         Section 3.3.      Inventory and Equipment.

                  (a) All of the Inventory and Equipment is now, and will continue to be, kept only at the locations designated on Schedule 1 attached to this Agreement. The Borrowers shall give the Lender prior written notice before any Inventory or Equipment with an aggregate book value of more than $10,000 is moved or delivered to a location other than those designated on
Schedule 1, and the Lender's lien and security interest will be maintained despite the location of the Inventory or Equipment. The Borrowers shall execute and record financing statements in all jurisdictions in which Inventory or Equipment with an aggregate book value of $10,000 or more is to be located for more than four months. The Borrowers shall not, without the prior written consent of the Lender, permit any Inventory or Equipment with an aggregate book value in excess of $10,000 to be moved to a location outside of the United States of America.

                  (b) The Borrowers shall keep and maintain the Equipment in good operating condition and repair. The Borrowers shall not permit any of the Equipment to become a fixture to any real estate unless subordination agreements satisfactory to the Lender are obtained from any owner or mortgagee of such real estate. Immediately on demand therefor by the Lender, the Borrowers shall deliver to the Lender any and all evidence of ownership of any of the Equipment. If any Equipment is subject to a certificate of title at any time, the Borrowers shall deliver such certificate of title to the Lender, together with such documents as are necessary to cause the Lender's security interest to be noted thereon. None of the Equipment shall be sold, transferred, leased or otherwise disposed of without the prior written consent of the Lender, except for (1) sales or dispositions of obsolete Equipment, and
(2) sales or dispositions of Equipment that is contemporaneously replaced with Equipment of comparable value and utility; provided, however, that the Borrowers shall not sell or dispose of any Equipment specifically financed by the Lender unless the Borrowers repay the outstanding balance of the extension of credit relating to such Equipment.

                  (c) The Lender's security interest shall extend and attach to Inventory that is presently in existence and is owned by any Borrower or in which any Borrower purchases or acquires an interest at any time and from time to time in the future, whether such Inventory is in transit or in such Borrower's constructive, actual or exclusive occupancy or possession or not and wherever such Inventory may be located, including, without limitation, all Inventory that may be located at the premises of any Borrower or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, convertors or other third parties who may have possession of the Inventory.

                  (d) Upon the sale, exchange, lease or disposition of the Inventory, the security interest of the Lender, without break in continuity and without further formality or act, shall continue in and attach to all cash and non-cash proceeds of such sale, exchange, lease or disposition, including Inventory returned or rejected by customers or repossessed by any Borrower or the Lender. As to any such sale, exchange, lease or disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, detinue and reclamation.

                  (e) Except for sales or leases made in the ordinary course of business, the Borrowers shall not sell, lease, encumber or dispose of or permit the sale, lease, encumbrance or disposal of any Inventory without the prior written consent of the Lender.

         Section 3.4. Defense of Collateral. The Borrowers, at their expense, will defend the Collateral against any claims or demands adverse to the Lender's security interest and will promptly pay, when due, all taxes or assessments levied against any Borrower on the Collateral.

         Section 3.5. Information Regarding Collateral. The Borrowers shall provide the Lender such information as the Lender from time to time reasonably may request with respect to the Collateral, including, without limitation, statements describing, designating, identifying and evaluating all Collateral and listing all sales and purchases of Inventory occurring within a designated time period.

         Section 3.6. Insurance of Collateral. The Borrowers shall have the Inventory and Equipment insured against loss or damage by fire, theft, burglary, pilferage, loss in transportation and such other hazards as the Lender shall specify, by insurers satisfactory to the Lender, in amounts satisfactory to the Lender and under policies containing loss payable clauses satisfactory to the Lender. Any such insurance policies, or evidence thereof satisfactory to the Lender, shall be deposited with the Lender. The Borrowers agree that the Lender shall have a security interest in such policies and the proceeds thereof, and, if any loss should occur, the proceeds may be applied to the payment of the Obligations or to the replacement or restoration of the Inventory or Equipment damaged or destroyed, as the Borrower may elect or direct prior to the occurrence of a Default or an Event of Default and as the Lender may elect or direct if a Default or Event of Default has occurred and is continuing. After the occurrence of a Default or an Event of Default, the Lender shall have the right to file claims under any insurance policies, to receive any payments that may be made thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any of the insurance policies.

         Section 3.7. Perfection of Security Interest. The Borrowers shall perform any and all steps in all relevant or appropriate jurisdictions as may be necessary or reasonably requested by the Lender to perfect, maintain and protect the Lender's security interest in the Collateral. All instruments, chattel paper and documents of title that are part of the Collateral shall be delivered to the Lender, duly endorsed in blank. The Borrowers shall pay the taxes and costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. The Borrowers agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

         Section 3.8. Power of Attorney. Each Borrower appoints the Lender and any officer, employee or agent of the Lender, as the Lender from time to time may designate, as attorneys-in-fact for each Borrower to perform all actions necessary or desirable in the discretion of the Lender to effect the provisions of this Agreement and to carry out the intent of this Agreement, to do any act that any Borrower is required to do pursuant to the terms of this Agreement and to exercise such rights and powers as any Borrower might exercise with respect to the Collateral, all at the cost and expense of the Borrowers. Each Borrower agrees that neither the Lender nor any other such attorney-in-fact will be liable for any acts of omission or commission, unless such acts were willful and malicious, nor for any error of judgment or mistake of law or fact. This power is coupled with an interest and is irrevocable so long as any Obligations are outstanding. The Lender agrees that it shall not be entitled to exercise its rights under this Section 3.8 prior to the occurrence of a Default or an Event of Default.

         Section 3.9. Limitations on Obligations. It is expressly agreed by the Borrowers that, notwithstanding any other provision of this Agreement, the Borrowers shall remain liable under each Receivable and contract giving rise to each Receivable to observe and perform all the conditions and obligations to be observed and performed by any Borrower in accordance with and pursuant to the terms and provisions of each such Receivable and contract. The Lender shall not have any obligation or liability under any Receivable or contract by reason of or arising out of this Agreement or the assignment of such Receivable or contract to the Lender or the receipt by the Lender of any payment relating to the Receivable pursuant to this Agreement, nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of any Borrower under or pursuant to any Receivable or contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Receivable, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

         Section 3.10. Indemnification. In any suit, proceeding or action brought by or against the Lender relating to the Collateral, the Borrowers will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any obligor thereunder, arising out of a breach by any Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from any Borrower, and all such obligations of any Borrower shall be and remain enforceable against and only against such Borrower and shall not be enforceable against the Lender. The foregoing obligation of the Borrowers to indemnify the Lender shall not extend to any suit, proceeding or action arising out of the Lender's gross negligence or willful misconduct.

         Section 4. Representations and Warranties. Each Borrower represents and warrants that:

         Section 4.1. Incorporation, Good Standing and Due Qualification. VRMI, Ohio and GEOMET are the only Subsidiaries of the Parent that are conducting business. Versar Laboratories, Inc. and Fluxagamm, Inc. are subsidiaries of the Parent that do not presently conduct business. The other Borrowers have no Subsidiaries. Each Borrower (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has the corporate power and authority to own its assets and to transact the business in which it is now engaged or in which it is proposed to be engaged; and (c) is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

         Section 4.2. Corporate Power and Authority. The execution, delivery and performance by the Borrowers of the Loan Documents to which each is a party have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of, or filing or registration with, any governmental agency or authority or the stockholders of such corporation; (b) contravene such corporation's charter or bylaws; (c) result in a breach of or constitute a default under any agreement or instrument to which such corporation is a party or by which it or its properties may be bound or affected; (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by such corporation; or (e) cause such corporation to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such corporation.

         Section 4.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of each Borrower and enforceable against each Borrower in accordance with their respective terms.

         Section 4.4. Financial Statements. The financial statements of the Borrowers that have been furnished to the Lender in connection with this Agreement are complete and correct and fairly present the financial condition of the Borrowers as of the dates of such statements. Since the dates of such statements, there has been no material adverse change in the condition (financial or otherwise), business or operations of any Borrower.

         Section 4.5. Litigation. There is no pending or threatened action or proceeding against or affecting any Borrower or any Subsidiary before any court, governmental agency or arbitrator, that, in any one case or in the aggregate, may affect the financial condition, operations, properties or business of any Borrower or any such Subsidiary in a materially adverse manner.

         Section 4.6. Ownership and Liens. Each Borrower has title to all of its assets, including the Collateral, and none of the Collateral or such assets is subject to any Lien, except Liens permitted by this Agreement.

         Section 4.7. ERISA. The Borrowers are in compliance in all material respects with all applicable provisions of ERISA. None of the Borrowers has incurred any material "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any Borrower incurred any material liability to the PBGC in connection with any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) established or maintained by any Borrower. None of the employee pension benefit plans (as defined above) of any Borrower, nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 406 of ERISA or
Section 4975 of the Code, that could subject such plans or any of them, any such trust, or any trustee or administrator thereof, or any party dealing with such plans or any such trust to any material liability or tax or penalty on prohibited transactions imposed by such Sections 406 or 4975. None of the Borrowers nor any Affiliate of the Borrower is now, or at any time in the past has been, obligated to make contributions to a "multiemployer plan," as such term is defined in Section 4001(a)(3) of ERISA.

         Section 4.8. Taxes. Each Borrower has filed all tax returns (federal, state and local) required to be filed and have paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties.

         Section 4.9. Debt. No Borrower is in any manner directly or contingently obligated with respect to any Debt that is not permitted by this Agreement. No Borrower is in default with respect to any Debt.

         Section 4.10. Corporate Name; Chief Executive Office. During the five years immediately preceding the date of this Agreement, no Borrower nor any predecessor of any Borrower has used any corporate or fictitious name other than its current corporate name and VRMI was formerly known as Versar New York, Inc. The chief executive office of GEOMET is in Montgomery County, Maryland, and the chief executive office of each other Borrower is in Fairfax County, Virginia.

         Section 4.11. Debarment and Suspension. No event has occurred and no condition exists that is likely to result in the debarment or suspension of any Borrower or any Subsidiary of the Borrower from any contracting with the Government, and no Borrower has, nor has any Affiliate of the Borrower, been subject to any such debarment or suspension prior to the date of this Agreement.

         Section 5. Affirmative Covenants. Each Borrower covenants and agrees that:

         Section 5.1. Maintenance of Existence. Each Borrower will preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

         Section 5.2. Maintenance of Records. Each Borrower will keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of such Borrower and its Subsidiaries. The principal records and books of account, including those concerning the Collateral, shall be kept at the chief executive office of the Borrowers described above. No Borrower will move such records and books of account or change its chief executive office or the name under which it does business without (a) giving the Lender at least 30 days' prior written notice, and (b) executing and delivering financing statements satisfactory to the Lender prior to such move or change.

         Section 5.3. Maintenance of Properties. Each Borrower will maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 5.4. Conduct of Business. Each Borrower will continue, and cause each Subsidiary to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

         Section 5.5. Maintenance of Insurance. Each Borrower will maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, including, without limitation, insurance covering the Inventory and Equipment as required by this Agreement.

         Section 5.6. Compliance with Laws. Each Borrower will comply, and cause each Subsidiary to comply, in all respects with all applicable laws, rules, regulations and orders (including, without limitation, ERISA), such compliance to include, without limitation, paying, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property.

         Section 5.7. Right of Inspection. At any reasonable time and from time to time, each Borrower will permit the Lender or any agent or representative of the Lender to audit and verify the Collateral, examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Borrower and any Subsidiary, and to discuss the affairs, finances and accounts of such Borrower and any Subsidiary with any of their respective officers and directors and such Borrower's independent accountants. The Borrowers agree to pay the Lender its customary audit fees and related expenses for each audit conducted by the Lender.

         Section 5.8. Reporting Requirements. The Borrowers will furnish to the Lender:

                  (a) Quarterly Financial Statements. As soon as available and, in any event, within 45 days after the end of each of the quarters of each fiscal year of the Parent, unaudited financial statements consisting of consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such quarter, and consolidated and consolidating statements of income, stockholders' equity and cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the last day of such quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP. Such financial statements shall be certified to be accurate by the chief financial officer of the Parent.

                  (b) Annual Financial Statements. As soon as available and, in any event, within 90 days after the end of each fiscal year of the Parent, audited financial statements consisting of consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such fiscal year, and consolidated and consolidating statements of income, stockholders' equity and cash flows of the Parent and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP. The consolidated statements shall be accompanied by an opinion thereon acceptable to the Lender of an independent certified public accounting firm selected by the Parent and acceptable to the Lender.

                  (c) Tax Returns. As soon as available and, in any event, within five Business Days after filing, the consolidated federal income tax returns of the Parent and its Subsidiaries;

                  (d) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to any Borrower or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of any Borrower or any Subsidiary made by such accountants;

                  (e) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Borrower or any Subsidiary, that, if determined adversely to such Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties or operations of such Borrower or such Subsidiary;

                  (f) Notice of Defaults and Events of Default. As soon as possible and, in any event, within five days after the occurrence of each Default and Event of Default, a written notice setting forth the details of such Default or Event of Default and the action that is proposed to be taken by the Borrowers with respect thereto;

                  (g) Proxy Statements, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements that any Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange;

                  (h) Borrowing Base Certificate. On or before the 15th day of each calendar month, a Borrowing Base Certificate appropriately completed and executed by the chief financial officer of the Parent and including a computation of the Borrowing Base as of the last day of the previous calendar month;

                  (i) Receivables Detail. On or before the 15th day of each calendar month, an Aging as of the last day of the previous calendar month, accompanied by (1) reports relating to the Receivables setting forth a description of contracts giving rise to Receivables, the percentage of completion of the work to be performed with respect to such contracts, the amounts billed under such contracts and the amounts remaining to be billed, in form and detail satisfactory to the Lender, (2) such other supporting documents to the schedules as the Lender from time to time reasonably may request (including any backlog reports with respect to outstanding contracts of the Borrowers), and (3) such invoices, instruments, chattel paper and other evidence of indebtedness representing any Receivables, duly endorsed in blank or to the Lender, as the Lender may request;

                  (j) Compliance Certificate. Within 30 days after the end of each fiscal quarter, a Covenant Compliance Certificate of the chief financial officer of the Parent, effective as of the end of such fiscal quarter, to the effect that no Default or Event of Default occurred during the prior quarter and that at no time during the prior quarter did the aggregate outstanding balance of the Loans exceed the Borrowing Base, which certificate shall include a computation of the financial covenants contained in this Agreement;

                  (k) Audits. Promptly after the Borrowers' receipt thereof, notice of any final decision of a contracting officer disallowing costs aggregating more than $150,000, which disallowed costs arise out of any audit of the Borrowers' contracts with the Government by DCAA or any other agent of the Government; and

                  (l) General Information. Such other information respecting the condition or operations, financial or otherwise, of any Borrower or any Subsidiary as the Lender from time to time reasonably may request.

         Section 6. Negative Covenants. Each Borrower agrees that, without first obtaining the prior written consent of the Lender:

         Section 6.1. Liens. No Borrower will create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except: (a) Liens in favor of the Lender; (b) Liens that are incidental to the conduct of the business of such Borrower or any Subsidiary, are not incurred in connection with the obtaining of credit and do not materially impair the value or use of assets of such Borrower or any Subsidiary; (c) Liens on the Equipment in existence on the date of this Agreement and arising out of Capital Leases or operating leases of Equipment;
(d) Liens securing obligations of a Subsidiary to a Borrower or another Subsidiary; and (e) purchase-money Liens, whether now existing or hereafter arising (including those arising out of a Capital Lease) on any fixed assets provided that (1) any property subject to a purchase-money Lien is acquired by such Borrower or any Subsidiary in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition, (2) each such Lien shall attach only to the property so acquired, and (3) the Debt secured by all such Liens shall not exceed $500,000 at any time outstanding in the aggregate.

         Section 6.2. Debt. No Borrower will create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Debt, except: (a) the Obligations; (b) the Debt in existence on the date of this Agreement and arising out of Capital Leases and operating leases of Equipment; (c) Debt of any Borrower subordinated to the Obligations on terms satisfactory to the Lender; (d) Debt of any Subsidiary to any Borrower or another Subsidiary; (e) ordinary trade accounts payable; and (f) Debt of any Borrower or any Subsidiary (including Debt arising out of a Capital Lease) secured by purchase-money Liens permitted by this Agreement.

         Section 6.3. Mergers, Acquisitions, etc. Except for Permitted Acquisitions, no Borrower will (a) merge or consolidate with any Person, or permit any Subsidiary to do so, except that (1) any Subsidiary may merge into or transfer assets to any Borrower, and (2) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary, or (b) purchase or acquire, or permit any Subsidiary to purchase or acquire (1) all or substantially all of the assets of any Person, or (2) any capital stock of or ownership in any other Person. No Borrower shall become a joint venturer with, or partner of, any other Person, and no Borrower shall acquire or form a Subsidiary unless such Subsidiary becomes a Borrower in accordance with Section
8.3 hereof.

         Section 6.4. Leases. No Borrower will create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (a) Capital Leases giving rise to purchase-money Liens permitted by this Agreement;

(b) leases (other than Capital Leases) that do not in the aggregate require the Borrowers and the Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expenses that the Borrowers or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrowers in excess of $3,700,000; and (c) leases between any of the Borrowers and any Subsidiary or between any Subsidiaries.

         Section 6.5. Sale and Leaseback. No Borrower will sell, transfer or otherwise dispose of, or permit any Subsidiary to sell, transfer or otherwise dispose of, any real or personal property to any Person and thereafter, directly or indirectly, lease back the same or similar property.

         Section 6.6. Dividends. No Borrower will declare or pay any dividends; or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets or obligations of such Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of, any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of such Borrower or another Subsidiary, except that, subject to the compliance by such Borrower with the provisions of Section 7 below, (a) a Borrower may declare and deliver dividends and make distributions payable solely in common stock of such Borrower, and (b) a Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock. The Lender acknowledges that the Borrowers may request permission to pay dividends from time to time, and the Lender shall not unreasonably withhold its consent to such requests.

         Section 6.7. Sale of Assets. No Borrower will sell, lease, assign, transfer or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, Receivables and leasehold interests), except: (a) for Inventory sold or leased in the ordinary course of business; (b) the sale or other disposition of assets (other than the Real Estate) no longer used or useful in the conduct of its business; and (c) that any Subsidiary may sell, lease, assign or otherwise transfer its assets to a Borrower.

         Section 6.8. Loans. No Borrower will make, or permit any Subsidiary to make, any loan or advance to any Person except for (a) travel advances to employees in the ordinary course of business, (b) loans to offices and directors of the Parent to finance the purchase of Parent stock available under stock options granted to such officers and directors, and (c) other loans not exceeding $100,000 in the aggregate at any time outstanding for all Borrowers.

         Section 6.9. Guaranties, etc. Neither the Borrowers nor any Subsidiary will assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, any liability arising out of any agreement to purchase any obligation, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for obligations of any Person, or permit any such guaranties or liabilities to exist, except the Guaranty Agreement and guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         Section 6.10. Transactions with Affiliates. No Borrower will enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be applicable in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 6.11. Compliance with ERISA. With respect to any employee benefit plan or plans covered by Title IV of ERISA, no Borrower will permit (a) any prohibited transaction or transactions under ERISA or the Code that results, or may result, in liability to a Borrower or any of its Subsidiaries exceeding in the aggregate $10,000 or (b) any reportable event under ERISA if, upon termination of the plan or plans with respect to which one or more such reportable events shall have occurred, there is or would be any liability of a Borrower or any of its Subsidiaries to the PBGC exceeding in the aggregate $10,000. Neither the Borrowers nor any Subsidiary or Affiliate of the Borrowers shall adopt, establish or become a party to any multiemployer plan.

         Section 7.        Financial Covenants.  Each Borrower agrees that:

         Section 7.1. Minimum Tangible Net Worth. The Parent will maintain at the end of each fiscal quarter, beginning on March 31, 1996, a Tangible Net Worth of not less than $5,200,000.

         Section 7.2. Current Ratio. The Parent will maintain at the end of each fiscal quarter, beginning on March 31, 1996, a ratio of Current Assets to Current Liabilities of not less than 1.40 to 1.

         Section 7.3. Leverage Ratio. The Parent will maintain at the end of each fiscal quarter, beginning on March 31, 1996, a Leverage Ratio of not greater than 2.60 to 1.

         Section 7.4. Cash Flow Coverage. The Parent will maintain for each period of 12 months ending on the last day of each fiscal quarter, beginning with the fiscal quarter ending on March 31, 1996, a ratio of Cash Flow for such period to Fixed Charges for such period of not less than 1.35 to 1.

         Section 8. Conditions of Lending. The making of the Loans shall be subject to the following conditions:

         Section 8.1. Conditions Precedent to Closing. The initial disbursement of the Loans shall be subject to the following conditions precedent:

                  (a) The Loan Documents shall have been appropriately completed, duly executed by the parties thereto, recorded where necessary and delivered to the Lender.

                  (b) No Default or Event of Default shall have occurred and be continuing.

                  (c) All representations and warranties contained herein shall be true and correct at the date of the Closing.

                  (d) All legal matters incident to the Loans shall be satisfactory to counsel for the Lender, and the Borrowers agree to execute and deliver to the Lender such additional documents and certificates relating to the Loans as the Lender reasonably may request.

                  (e) The Lender shall have received an opinion of counsel to the Borrowers as to such matters as the Lender may request, in form and substance satisfactory to the Lender.

                  (f) Financing statements in form and substance satisfactory to the Lender shall have been properly filed in each office where necessary to perfect the Lender's security interest in the Collateral, termination statements shall have been filed with respect to any other financing statements covering all or any portion of the Collateral (except with respect to Liens permitted by this Agreement), and all taxes and fees with respect to such recording and filing shall have been paid by the Borrowers.

                  (g) The Borrowers shall have delivered to the Lender (1) certified copies of evidence of all corporate actions taken by each Borrower to authorize the execution and delivery of this Agreement and the other Loan Documents, (2) certified copies of the articles of incorporation and bylaws of each Borrower, (3) a certificate of incumbency for the officers of each Borrower executing the Loan Documents, (4) a good standing certificate, dated not more than 30 days prior to the date of the Closing, from the appropriate state official of any state in which each Borrower is incorporated or qualified to do business, and (5) such additional supporting documents as the Lender or counsel for the Lender reasonably may request.

                  (h) The Lender shall have received a Borrowing Base Certificate, an Aging, a listing of accounts payable of the Parent and a report setting forth the status of all contracts relating to Eligible Billed Receivables, all of which shall be of a current date and shall be in form and substance satisfactory to the Lender.

                  (i) The Lender shall have received evidence satisfactory to it that the Borrowers have obtained the insurance required by this Agreement.

                  (j) The Lender shall have received such landlord and mortgagee waivers as it shall request with respect to any landlord or mortgagee that may claim an interest in any of the Collateral.

                  (k) Each Borrower shall have executed and delivered to the Lender all documents required by the Lender to record and perfect an assignment of any Receivables arising out of a contract with the Government, and such assignment shall have been appropriately acknowledged by the Government, all in conformance with the requirements of the Assignment of Claims Act.

                  (l) Sarnia shall have closed the $9,000,000 loan from IDS Life Insurance Company and the $500,000 and $1,500,000 loans from the Lender, as described in the commitment letters issued with respect to such loans, and the remaining Debt of Sarnia to the Lender shall be paid in full at such closing.

         Section 8.2. Conditions Precedent to Subsequent Disbursements. Subsequent Loans shall be subject to the following conditions precedent:

                  (a) No Default or Event of Default shall have occurred and be continuing.

                  (b) No material adverse change shall have occurred in the financial condition of any Borrower.

                  (c) All representations and warranties shall be true and correct at the date of such disbursement, both before and after giving effect to such disbursement. The representations and warranties set forth in Section
4.4 shall be deemed to apply to the most recent financial statements delivered to the Lender by the Borrowers.

                  (d) No change shall have occurred in any law or regulations thereunder or interpretations thereof that, in the opinion of counsel for the Lender, would make it illegal for the Lender to make Loans hereunder.

                  (e) If required by the Lender, the Parent shall have delivered to the Lender a current Borrowing Base Certificate and a current Aging, duly executed by the chief financial officer of the Parent and appropriately completed.

                  Each borrowing under this Agreement shall be deemed to be a representation and warranty by the Borrowers on the date of such borrowing as to the matters specified in this Section 8.2.

         Section 8.3. Conditions Precedent to Subsidiaries Becoming Borrowers. Each Subsidiary that is formed or acquired after the date of this Agreement shall become a Borrower under this Agreement, subject to the satisfaction of the following conditions precedent:

                  (a) The Subsidiary shall execute and deliver to the Lender an Assumption Agreement.

                  (b) No Default or Event of Default shall have occurred and be continuing.

                  (c) All legal matters incident to such Subsidiary becoming a Borrower shall be satisfactory to counsel for the Lender, and the Subsidiary shall execute and deliver to the Lender such additional documents and certificates relating to the Loans as the Lender reasonably may request.

                  (d) The Lender shall have received an opinion of counsel to the Subsidiary, addressed to the Lender, covering such matters as the Lender may request, in form and substance satisfactory to the Lender.

                  (e) Financing statements in form and substance satisfactory to the Lender shall have been properly filed in each office where necessary to perfect the security interest of the Lender in the Collateral of the Subsidiary, termination statements shall have been filed with respect to any other financing statements covering all or any portion of such Collateral (except with respect to liens or security interests permitted by this Agreement), all taxes and fees with respect to such recording and filing shall have been paid by the Subsidiary and the Lender shall have received such lien searches or reports as it shall require confirming that the foregoing filings and recordings have been completed.

                  (f) The Subsidiary shall have delivered the following documents to the Lender, each of which shall be certified as of the date on which the Subsidiary is to become a Borrower, by the secretary of the
Subsidiary: (1) copies of evidence of all corporate actions taken by the Subsidiary to authorize the execution and delivery of the Assumption Agreement and the other Loan Documents; (2) copies of the articles or certificate of incorporation and bylaws of the Subsidiary; and (3) a certificate as to the incumbency and signatures of the officers of the Subsidiary executing the Assumption Agreement.

                  (g) The Lender shall have received a certificate of good standing (or similar instrument) issued by the appropriate state official of the state of incorporation of the Subsidiary, dated within 30 days of the date of the applicable Assumption Agreement.

                  (h) The Lender shall have received (1) an Aging of Receivables of the Subsidiary, (2) a schedule of unbilled Receivables of the Subsidiary, and (3) a report relating to the Receivables, setting forth a description of contracts giving rise to Receivables of the Subsidiary, the percentage of completion of the work to be performed with respect to such contracts, the amounts billed under such contracts and the amounts remaining to be billed, all of which shall be of a current date and shall be in form and substance satisfactory to the Lender.

                  (i) If required by the Lender, the Lender shall have received a satisfactory audit with respect to the Receivables of such Subsidiary.

         No Receivable of a Subsidiary shall be an Eligible Receivable prior to the date on which all of the foregoing conditions are satisfied.

         Section 9.        Default.

         Section 9.1. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

                  (a) Failure of the Borrowers to pay any Obligation to the Lender, including, without limitation, the principal of or interest on the Notes or any of the Loans, when the same shall become due and payable, whether at maturity, as a result of the Lender's demand for payment or otherwise, and such failure shall continue for a period of ten days; or

                  (b) If any Borrower refuses to permit the Lender to inspect, examine, verify or audit the Collateral in accordance with the provisions of this Agreement; or

                  (c) Failure of the Borrower to perform, observe or comply with any financial covenant set forth in Section 7 of this Agreement; or

                  (d) Failure of the Borrowers to perform, observe or comply with any other term, condition, covenant, warranty, agreement or other provision contained in this Agreement (except any such failure resulting in the occurrence of another Event of Default described in this Section), within 30 days after receipt of notice from the Lender specifying such failure; or

                  (e) Discovery that any representation or warranty made or deemed made by any Borrower in this Agreement or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement (including any Borrowing Base Certificate) or in connection with any borrowing under this Agreement was materially untrue or is breached in any material respect; or

                  (f) If, as a result of default, any other obligation of any Borrower or any Subsidiary for the payment of any Debt in excess of $50,000 becomes or is declared to be due and payable prior to the expressed maturity thereof, unless and to the extent that the declaration is being contested in good faith in a court of appropriate jurisdiction; or

                  (g) Any Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of such Borrower or any substantial part of its property, or commences any proceeding relating to such Borrower under any reorganization, arrangement, readjustments of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

                  (h) If, within 30 days after the filing of a bankruptcy petition or the commencement of any proceeding against any Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if, within 30 days after the appointment, without the consent or acquiescence of such Borrower, of any trustee, receiver or liquidator of such Borrower or of all or any substantial part of the properties of such Borrower, the appointment shall not have been vacated; or

                  (i) Any judgment against any Borrower in excess of $25,000 or any attachment in excess of $25,000 against any property of any Borrower that remains unpaid, undischarged, unbonded or undismissed for a period of 30 days, unless and to the extent that the judgment or attachment is appealed in good faith in a court of higher jurisdiction and the appeal remains pending; or

                  (j) The occurrence of any of the events described in the three immediately preceding clauses with respect to a Subsidiary or any property of a Subsidiary; or

                  (k) If any of the following events shall occur or exists with respect to any Borrower or any employee benefit or other plan established, maintained or to which contributions have been made by such Borrower, any Subsidiary or Affiliate of such Borrower or any other Person that, together with such Borrower, would be treated as a single employer under Section 4001 of ERISA, and the Lender reasonably determines that the financial condition of such Borrower would be materially and adversely affected thereby: (1) any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), (2) any reportable event (as defined in Section 4043 of ERISA and the regulations issued thereunder), (3) the filing under Section 4041 of ERISA of a notice of intent to terminate any such plan or the termination of such plan, or (4) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan; or

                  (l) A material adverse change occurs in the financial or business condition of any Borrower or a Subsidiary; or

                  (m) The dissolution, liquidation or termination of existence of any Borrower; or

                  (n) If any Person or two or more Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) directly or indirectly or more than 25% of the outstanding voting stock of the Parent; or

                  (o) If the Borrowers fail to give the Lender any notice required by this Agreement within ten days after the occurrence of the event giving rise to the obligation to give such notice; or

                  (p) The occurrence of an event of default under any other Loan Document; or

                  (q) If any Borrower or any Subsidiary shall be debarred or suspended from any contracting with the Government.

         Section 9.2. Remedies upon Default. Upon the occurrence of an Event of Default, the following provisions shall be applicable:

                  (a) The Lender, at its option, may terminate its obligation to make Loans under this Agreement and declare all Obligations, whether incurred prior to, contemporaneous with or subsequent to the date of this Agreement, and whether represented in writing or otherwise, immediately due and payable and may exercise all of its rights and remedies against the Borrower and any Collateral.

                  (b) The Lender may foreclose its lien and security interest in the Collateral in any way permitted by law and shall have, without limitation, the remedies of a secured party under the UCC. The Lender may enter the Borrowers' premises without legal process and without incurring liability to the Borrowers and remove the Collateral to such place or places as the Lender may deem advisable, or the Lender may require the Borrowers to assemble the Collateral and make the Collateral available to the Lender at a convenient place and, with or without having the Collateral at the time or place of sale, the Lender may sell or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, at any time or place, in one or more sales and upon such terms and conditions as the Lender may elect. The Lender shall give not less than five Business Days' prior written notice to the Borrowers of the time and place of any public sale of the Collateral or the time after which the Collateral may be sold in a private sale, which the Borrowers agree constitutes commercially reasonable notice. At any such sale the Lender may be the purchaser, subject to the applicable provisions of the UCC.

                  (c) The proceeds from any sale of the Collateral by the Lender shall first be applied to any costs and expenses in securing possession of the Collateral and to any expenses in connection with the sale. The net proceeds will be applied toward the payment of the Obligations. Application of the net proceeds as to particular Obligations or as to principal or interest shall be in the Lender's absolute discretion. Any deficiency will be paid to the Lender forthwith upon demand, and any surplus will be paid to the Borrowers if the Borrowers are not otherwise indebted to the Lender.

                  (d) To the extent that the Obligations are now or hereafter secured by property other than the Collateral described herein or by the guarantee, endorsement or property of any other Person, the Lender shall have the right to proceed against such other guarantee, endorsement or property upon the occurrence of an Event of Default, and the Lender shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Lender shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lender's rights hereunder.

                  (e) The Lender is hereby authorized at any time or from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to setoff and apply any deposit (general or special, time or demand, provisional or final) at any time held, including any certificate of deposit, and other indebtedness at any time owed by the Lender, whether or not any such deposit or indebtedness is then due, to or for the credit or account of any Borrower against any and all of the Obligations.

                  (f) EACH BORROWER, HAVING KNOWLEDGE THAT IT MAY BE ENTITLED TO NOTICE AND A HEARING PRIOR TO REPOSSESSION OF THE COLLATERAL, WAIVES ANY RIGHT THAT IT MAY HAVE UNDER EXISTING OR FUTURE LAW TO NOTICE OF FORECLOSURE AND ANY OTHER ACT DESCRIBED HEREIN, TO ANY HEARING THAT MAY BE HELD RELATING TO FORECLOSURE OR ANY OTHER SUCH ACTS, AND TO ANY NOTICE THAT MAY BE REQUIRED TO BE GIVEN BY THE LENDER PRIOR TO SUCH HEARING. EACH BORROWER EXPRESSLY WAIVES ITS RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  (g) The Lender itself may perform or comply, or otherwise cause performance or compliance, with the obligations of the Borrowers contained in this Agreement, including, without limitation, the obligations of the Borrowers to defend and insure the Collateral. The expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at the Prime Rate plus 3%, shall be payable by the Borrowers to the Lender on demand and shall constitute Obligations.

         Section 10.       Miscellaneous.

         Section 10.1. Collection Costs. The Borrowers shall pay all of the reasonable costs and expenses incurred by the Lender in connection with the enforcement of this Agreement and the other Loan Documents, including, without limitation, reasonable attorneys' fees and expenses.

         Section 10.2. Modification and Waiver. Except for the other documents expressly referred to in this Agreement, this Agreement contains the entire agreement between the parties and supersedes all prior agreements between the Lender and any Borrower concerning the financing of the Receivables. No modification or waiver of any provision of this Agreement or any Loan Document and no consent by the Lender to any departure therefrom by any Borrower shall be effective unless such modification or waiver shall be in writing and signed by an officer of the Lender with a title of vice president or any higher office, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Lender contained in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law.

         Section 10.3. Notices. All notices, requests, demands or other communications provided for in this Agreement shall be in writing (except for requests for Loans made by telephone as described in Section 2.1 above) and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service), sent by telecopy or facsimile or sent by the United States mail, certified, postage prepaid, return receipt requested, to the Lender, at 808 17th Street, N.W., Washington, D.C. 20006, Attention: Ana G. Tejblum, Vice President, or to the Borrowers at 6850 Versar Center, Springfield, Virginia 22151, Attention: James C. Dobbs, General Counsel. Any notice, request, demand or other communication delivered or sent in the foregoing manner shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand or transmitted by telecopy or facsimile, (c) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (d) the third business day after the day on which it is deposited in the United States mail. The Borrowers or the Lender may change its address by notifying the other party of the new address in any manner permitted by this Section 10.3. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall not affect the date of such notice, election or demand sent in accordance with the foregoing provisions.

         Section 10.4. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together constitute one and the same agreement.

         Section 10.5. Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         Section 10.6. Survival of Agreements. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the making and renewal of the Loans hereunder.

         Section 10.7. Fees and Expenses. Whether or not any Loans are made hereunder, the Borrowers shall pay on demand all out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution, delivery, filing, recording and administration of this Agreement and any of the documents executed or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of counsel to the Lender, and local counsel who may be retained by the Lender, with respect to this Agreement and such documents and any amendments thereof and with respect to advising the Lender as to its rights and responsibilities thereunder.

         Section 10.8. Use of Defined Terms. All terms defined in this Agreement shall have the defined meanings when used in certificates, reports or other documents made or delivered pursuant to this Agreement, unless the context shall otherwise require.

         Section 10.9. Successors and Assigns. This Agreement shall inure to the benefit of and bind the respective parties hereto and their successors and assigns; provided, however, that no Borrower may assign its rights hereunder without the prior written consent of the Lender.

         Section 10.10. Accounting Terms. All accounting terms used herein that are not otherwise expressly defined in this Agreement shall have the meanings respectively given to them in accordance with GAAP in effect on the date of this Agreement. Except as otherwise provided herein, all financial computations made pursuant to this

Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements shall be prepared in accordance with GAAP. Except as otherwise provided herein, whenever reference is made in any provision of this Agreement to a balance sheet or other financial statement or financial computation with respect to any Borrower, such terms shall mean a consolidated balance sheet or other financial statement or financial computation, as the case may be, with respect to any Borrower.

         Section 10.11. Interpretation. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

         Section 10.12. Joint and Several Liability. The representations, warranties, covenants and agreements contained in this Agreement shall be deemed to have been made, given and undertaken by the Borrowers jointly and severally.


                        [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Agreement to be signed by their duly authorized representatives all as of the day and year first above written.

                                   LENDER:
                                   ------

                                   THE RIGGS NATIONAL BANK
                                   OF WASHINGTON, D.C., a national
                                   banking association

                                   By:   /S/ Ana G. Tejblum
                                       -------------------------------
                                            Ana G. Tejblum
                                            Vice President


                                   BORROWERS:
                                   ---------

                                   VERSAR, INC., a Delaware corporation

                                   By:   /S/ James Charles Dobbs
                                       ----------------------------
                                   Name:    James Charles Dobbs
                                         --------------------------
                                   Title:   Secretary
                                          -------------------------


                                   VERSAR RISK MANAGEMENT, INC.,
                                    a New York corporation

                                   By:   /S/ James Charles Dobbs
                                       ------------------------------
                                   Name:  James Charles Dobbs
                                        -----------------------------
                                   Title:
                                          ---------------------------

                                   VERSAR OF OHIO, INC., an
                                    Ohio corporation

                                   By:   /S/ Jerome B. Strauss
                                       --------------------------------
                                   Name:   Jerome B. Strauss
                                         ------------------------------
                                   Title:   President
                                          -----------------------------

                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                              BORROWERS CONTINUED:
                              ---------

                              GEOMET TECHNOLOGIES, INC., a
                               Delaware corporation

                              By:  /S/ James Charles Dobbs
                                 -------------------------------
                              Name:   James Charles Dobbs
                                    --------------------------
                              Title:   Vice President
                                     ----------------